Exhibit 4.11


                              GRUBB & ELLIS COMPANY
                                2215 SANDERS ROAD
                                    SUITE 400
                           NORTHBROOK, ILLINOIS 60062

                                   May 9, 2003


Kojaian Funding, L.L.C.
39400 Woodward Avenue
Suite 250
Bloomfield Hills, Michigan  48304

              Re: $4,000,000 Loan and Security Agreement dated May 9, 2003 (the "Security Agreement") from Kojaian Funding, L.L.C. ("Lender") to Grubb & Ellis Company ("Borrower")

Ladies and Gentlemen,

       The undersigned hereby warrants and affirms that the proceeds from the above-referenced Loan will used only in connection with Borrower's ordinary course of business and will not be used to pay down any amounts due and owing under that certain Amended and Restated Credit Agreement dated as of December 31, 2000 (as amended or otherwise modified, the "CREDIT AGREEMENT") among Borrower, various financial institutions and Bank of America, N.A., as Administrative Agent.



                              GRUBB & ELLIS COMPANY


                       By: _______________________________

                       Its: ______________________________








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